UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39130	45-5320061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On May 30, 2025, Jeffrey Blizard, a member of the Board of Directors (the “Board”) of TELA Bio, Inc. (the “Company”), tendered his resignation from the Board, effective as of June 2, 2025. Mr. Blizard also resigned from his position as a member of the Nominating and Corporate Governance Committee. Mr. Blizard’s decision to resign did not result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Appointment of President

On May 30, 2025, the Board appointed Jeffrey Blizard as the new President of the Company, effective as of June 2, 2025 (the “Effective Date”). Antony Koblish, the Company’s current President and Chief Executive Officer, will continue in his role as Chief Executive Officer, but as of the Effective Date will no longer hold the title of President.

Mr. Blizard, age 56, was first appointed to the Company’s Board in June 2024 and served as a director of the Board and as a member of the Nominating and Corporate Governance Committee until his resignation in June 2025. From 2017 to June 2025, Mr. Blizard served as the Global Head of Surgical Sales at Abiomed, a medical device technology company that operates as a stand-alone business within Johnson & Johnson’s MedTech Segment.   Prior to his current role, Mr. Blizard was General Manager of Sales – CT Surgery, Heart Failure, ECMO, and National Director of Sales – CT Surgery/Heart Failure at Abiomed, where he led sales of Impella in the surgical market.  Before joining Abiomed, Mr. Blizard held senior sales leadership roles at renowned medical device companies such as Medtronic, HeartWare, Intuitive Surgical, and Boston Scientific. Mr. Blizard currently serves on the Board of Directors of SANUWAVE Health, Inc., a medical technology company developing noninvasive, high-energy, and acoustic shock waves for regenerative medicine and other applications.  He holds a B.A. degree in English Literature from Saint Michael’s College.

There are no arrangements or understandings between Mr. Blizard and any other persons pursuant to which Mr. Blizard was appointed as President of the Company. In addition, there are no family relationships between Mr. Blizard and any director or executive officer of the Company, and there are no transactions involving Mr. Blizard requiring disclosure under Item 404(a) of Regulation S-K.

On June 2, 2025, in connection with Mr. Blizard’s appointment and pursuant to the employment agreement described below, Mr. Blizard was granted an equity award consisting of (i) an option to purchase 154,100 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with an exercise price equal to the closing price of the Company's Common Stock on the grant date and vesting 25% on the first anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments thereafter (the “Option Grant”) and (ii) restricted stock units covering 104,800 shares of the Company’s Common Stock (the “RSU Grant”), which vests in four equal annual installments, beginning on the first anniversary of the grant date, over the four years following the grant date. The vesting of each of the Option Grant and RSU Grant are subject to Mr. Blizard’s continued service with the Company through the applicable vesting dates, and the Option Grant expires on June 2, 2035.

The Company entered into an employment agreement, dated June 2, 2025, with Mr. Blizard (the “Blizard Employment Agreement”), providing for, among other things, an annual base salary of $475,000, a target annual bonus opportunity of 50% of his base salary each year (with the target bonus for 2025 being pro-rated), a cash sign on bonus in the amount of $150,000, the Option Grant and the RSU Grant. Pursuant to the Blizard Employment Agreement, if Mr. Blizard is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the Blizard Employment Agreement), he will be entitled to (i) all accrued and unpaid base salary through the termination date; (ii) any accrued or unpaid bonus for the preceding year; (iii) nine months of severance based on his then current base salary; and (iv) continuation of health, dental and vision insurance until the earliest of (A) the end of nine months; (B) Mr. Blizard’s eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of Mr. Blizard’s continuation rights under COBRA. In the event that Mr. Blizard is terminated without “Cause” or resigns for “Good Reason” during a “change of control period” (as such terms are defined in the Blizard Employment Agreement), then he is entitled to (i) 12 months of severance based on his then current base salary; (ii) a pro-rated portion of the annual bonus that he would have earned for the year of termination had he remained employed; (iii) the acceleration of vesting and exercisability of all of his outstanding equity awards, provided, however, that for any awards that vest in whole or in part based on the attainment of performance-vesting conditions, only the service-vesting conditions (if any) of such award shall be deemed satisfied, while the performance-vesting conditions of such award shall remain eligible to be achieved based upon actual performance over the remainder of the applicable performance period; and (iv) continuation of health, dental and vision insurance until the earliest of (A) the end of 12 months; (B) Mr. Blizard’s eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Mr. Blizard’s continuation rights under COBRA.

The foregoing description of the Blizard Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Blizard Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 7.01	Regulation FD Disclosure.

On June 2, 2025, the Company issued a press release announcing the appointment of Mr. Blizard as President of the Company. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Document
99.1	Press Release of TELA Bio, Inc., dated June 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	Chief Executive Officer and Director

Date: June 2, 2025